UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     Effective November 20, 2006, as a result of certain defaults relating to compliance with financial covenants, we restructured our existing credit facilities with Wells Fargo Foothill, Inc. (“WFF”), GSO Origination Funding Partners LP (the “GSO Fund”) and certain other lenders. These credit facilities, entered into on June 6, 2006, consist of the following:
•	a $45,500,000 credit agreement (the “First Lien Credit Agreement”) with TRM ATM Corporation (“TRM ATM”), TRM Copy Centers (USA) Corporation (“TRM CC” and together with TRM ATM, the “Borrower Subsidiaries”), Access Cash International L.L.C. (“Access Cash”), TRM (Canada) Corporation (“TRM Canada” and together with Access Cash, the “Guarantors”), WFF, the GSO Fund, the other lenders set forth therein and WFF, serving as administrative agent;

•	a $40,000,000 second lien loan agreement (the “Second Lien Loan Agreement”), with the Borrower Subsidiaries, the Guarantors, the GSO Fund, the other lenders set forth therein and WFF; and

•	a £12,903,919.57 UK Facility Agreement (the “UK Facility Agreement”) between our wholly owned subsidiary, TRM (ATM) Limited and GSO Luxembourg Onshore Funding SarL as the original lender, facility agent and security agent.
     As a result of the restructuring, existing defaults under the First Lien Credit Agreement were waived, and the agreement was amended as follows:
•	The rate at which we must pay interest on both the term loan and revolving loan and revolving loan portions of the facility have remained at the original interest rate of the London Interbank Offered Rate (“LIBOR”) plus 4.00%; however, our additional 2.00% per annum of interest will accrue above the payment rate and be added to principal.

•	A principal payment of $10.0 million will be due January 31, 2007.

•	The outstanding balance of principal and interest will become due February 28, 2007.

•	The net proceeds of any disposition of assets, excluding certain permitted dispositions, must be applied to prepay the loans.

•	Financial covenants regarding leverage and fixed charge coverage ratios were terminated. The existing covenant regarding the amount of our Consolidated Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, as defined in the First Lien Credit Agreement) was modified to require that Consolidated Adjusted EBITDA meet specified monthly amounts, and the existing covenant regarding capital expenditures was modified to permit such expenditures in specified monthly amounts.
     We incurred a loan amendment fee of 1.00% of the outstanding balance in connection with the amendment, which was added to the principal balance of the term loan portion of the facility.
     Existing defaults under the Second Lien Loan Agreement were also waived, and the agreement was amended as follows:
•	The outstanding balance was split into two tranches, a $15.0 million Term A tranche and a $25.0 million Term B tranche. The Term B tranche was subordinated to the Term A tranche.

•	The rate at which we must pay interest on the Term A tranche has remained at the original interest rate of the Second Lien Loan of LIBOR plus 7.00%; however, an additional 2.00% per annum of interest will accrue above the payment rate and be added to principal.

•	Interest on the Term B tranche has been reset at LIBOR plus 12.00%. Interest on the Term B tranche will be accrued and added to principal.

•	The Term A tranche becomes due on February 28, 2007; the Term B tranche becomes due June 6, 2012. We may voluntarily prepay the Term B tranche after payment of the Term A tranche upon payment of the applicable prepayment premium.

•	The net proceeds of any disposition of assets, excluding certain permitted dispositions, and subject to the prepayment provisions of the amended First Lien Loan Agreement, must be applied to prepay first the Term A tranche and then the Term B tranche.

•	The financial covenants were amended to conform to the amendments of the First Lien Credit Agreement.
     We incurred an amendment fee of 1.00% of the outstanding principal balance in connection with the amendment, which was added ratably to the principal balance of the two tranches. In addition, we issued warrants to the lenders under the Second Lien Loan Agreement in the aggregate amount of 3,072,074 shares of our common stock. The exercise price is 105% of the average of the weighted average price of our common stock on the seven trading days following November 20, 2006. For these purposes, a trading day is a day on which our common stock is traded on its principal market. The warrants may be exercised at any time and expire on November 20, 2013. We have agreed to register the common stock subject to the warrants and keep such registration current until the date all of the shares have been sold or are eligible for sale without registration pursuant to Rule 144(k) under the Securities Act of 1933, as amended.
     Existing defaults under the UK Facility Agreement were also waived, and the agreement was amended as follows:

•	The outstanding balance of principal and interest will become due February 28, 2007.

•	The net proceeds of any disposition of assets, excluding certain permitted dispositions, must be applied to prepay the loan.

•	The financial covenants were amended to conform to the amendments of the First Lien Credit Agreement.
     We incurred a loan amendment fee of 1.00% of the outstanding balance in connection with the amendment which was added to the principal balance of the loan.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above, which is incorporated by reference as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1*	Warrant to GSO Credit Opportunities Fund (Helios), L.P.

4.2*	Warrant to GSO Special Situations Overseas Benefit Plan Fund Ltd.

4.3*	Warrant to GSO Special Situations Fund Ltd.

4.4*	Warrant to GSO Domestic Capital Funding Partners LP

10.1*	First Amendment to Credit Agreement

10.2*	Amended and Restated Second Lien Loan Agreement

10.3*	Supplemental Deed Amending a Facility Agreement

10.4*	Registration Rights Agreement

*Previously filed as exhibits to the Form 8-K dated November 20, 2006 and by this reference incorporated herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O’Brien
		Name:	Daniel E. O’Brien
Date: November 22, 2006		Title:	Chief Financial Officer